UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 23, 2020

LEXARIA BIOSCIENCE CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52138	20-2000871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 – 740 McCurdy Road, Kelowna, BC Canada	V1X 2P7
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (250) 765-6424

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 23, 2020 at 1:00 p.m. (Pacific Time), Lexaria Bioscience Corp. (the “Company”) held its annual and special meeting of shareholders (the “Meeting”). There were 47,819,789 shares of the Company represented in person or by proxy at the meeting, constituting 53.38% of the Company’s issued share capital as at May 13, 2020, being the record date of the Meeting. The matters voted upon at the Meeting and the final voting results are set forth below:

Matter Being Voted On	For	Against	Abstain or Withheld	Broker Non-Vote	Percent Approved By
To Elect Chris Bunka as a director	27,316,752	0	655,858	19,847,179	97.66%
To Elect John Docherty as a director	27,303,792	0	668,818	19,847,179	97.61%
To Elect Nicholas Baxter as a director	27,299,254	0	673,356	19,847,179	97.59%
To Elect Ted McKechnie as a director	27,238,991	0	733,619	19,847,179	97.38%
To Elect Brian Quigley as a director	27,338,170	0	634,440	19,847,179	97.73%
To Appoint Davidson & Company LLP as Auditors	47,364,520	0	455,269	0	99.05%
To Approve a Reverse Stock Split on a ratio of not less than 2 current shares for one reverse stock split share and not more than 30 current shares for one reverse stock split share	43,806,148	3,808,046	205,594	1	91.61%
To Approve an amendment to the Company’s Bylaws	26,579,677	1,094,414	298,519	19,847,179	95.02%
To ratify the lawful actions of the directors for the past year	27,089,295	497,896	385,419	19,847,179	96.84%

All of the proposals are described in detail in the Company’s proxy statement filed with the Securities Exchange Commission on May 25, 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXARIA BIOSCIENCE CORP.

/s/ Chris Bunka
Chris Bunka
CEO, Principal Executive Officer

Date: June 24, 2020

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